SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 21, 2009

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road Cleveland, Ohio	44144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2009, American Greetings Corporation (“American Greetings,” “we,” “our,” or “us”) entered into an Asset Purchase Agreement under which it sold certain assets, equipment and processes used in the manufacture and distribution of party goods to Amscan Holdings, Inc. (“Amscan”) for a purchase price of $24,880,000 (the “Transaction”). Amscan is a leading designer, manufacturer and distributor of party goods, and owns or franchises party good stores throughout the United States. Amscan and certain of its subsidiaries currently purchase party goods, greeting cards and other social expression products from us. Under the terms of the Transaction, effective on or about March 1, 2010, we will no longer manufacture party goods, but will purchase party goods from Amscan. As a result of the Transaction, on December 22, 2009, American Greetings announced that it will wind down and close its party goods manufacturing and distribution facility in Kalamazoo, Michigan (“Kalamazoo Facility”). See Item 2.05 below for a description of the exit and disposal plan associated with the wind down and closure of the Kalamazoo Facility.

In connection with the Transaction, we entered into various other agreements with Amscan and or its affiliates, including a supply and distribution agreement and a licensing agreement. As a result of entering into the supply and distribution agreement and our agreeing that Amscan will no longer be required to purchase party goods from us, we also received a warrant to purchase approximately 2% of the Common Stock of AAH Holdings Corporation, Amscan’s ultimate parent corporation. Following the Transaction, we will continue to distribute party goods to our retail customers in the mass merchant, grocery, drugstore and other specialty channels; however, effective March 1, 2010, American Greetings will no longer sell party goods to Amscan or other retailers in the party store channel as Amscan will have exclusive rights to distribute party goods into the party store channel as well as various other channels of distribution.

American Greetings issued a press release on December 22, 2009 announcing the Transaction, a copy of which is attached hereto as Exhibit 99.1.

Item 2.02	Results of Operations and Financial Condition.

On December 23, 2009, American Greetings issued a press release reporting its results for the quarter ended November 27, 2009. A copy of this press release is attached hereto as Exhibit 99.2.

The information in this Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.2 attached hereto) is being furnished under Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05	Cost Associated with Exit of Disposal Activities.

(a) In connection with the Transaction, on December 21, 2009, we made the decision to wind down and close our Kalamazoo Facility. The decision to close the Kalamazoo Facility was the result of a comprehensive review of alternatives designed to improve the efficiency of our party goods business and enhance our product offering, while continuing to serve our customers. We believe that our strategic alliance with Amscan will help us accomplish this goal.

We expect that manufacturing at the Kalamazoo Facility will begin to phase out in early March 2010 and will be completed on or before the end of April 2010. The exact timing of when we will close our distribution activities at the Kalamazoo Facility is currently unknown, but we expect that our distribution operations at the Kalamazoo Facility will be closed by the end of the third quarter of the fiscal year ending February 28, 2011 (“Fiscal 2011”).

(b) We estimate that we will incur approximately $1.5 million in employee termination costs associated with the separation of non-union employees as a result of the closing of the Kalamazoo Facility. We are unable at this time to estimate employee termination costs, if any, associated with the separation of the bargaining unit employees at the Kalamazoo Facility. We also estimate that we will incur approximately $10 million to $15 million in asset impairment costs, primarily relating to the impairment of the facility, in connection with closing the Kalamazoo Facility. The conclusion to impair assets was made as a result of the Transaction on December 21, 2009.

(c) We estimate that we will incur a total of approximately $11.5 million to $16.5 million in costs (as itemized above, but excluding employee termination costs, if any, associated with the separation of the bargaining unit employees at the Kalamazoo Facility, which we are unable to estimate at this time) in connection with closing the Kalamazoo Facility. We expect to incur the impairment costs and employee termination costs associated with the separation of the non-union employees during the fourth quarter of the fiscal year ending February 28, 2010. Employee termination costs, if any, associated with the separation of the bargaining unit employees at the Kalamazoo Facility would likely be incurred by the end of the third quarter of Fiscal 2011.

(d) We estimate that approximately $1.5 million of the estimated total costs will result in future cash expenditures (excluding employee termination costs, if any, associated with the separation of the bargaining unit employees at the Kalamazoo Facility), none of which is expected to be the result of the asset impairment.

Item 2.06	Material Impairments.

The information included in Item 2.05 of this Report is incorporated by reference into this Item 2.06.

This Form 8-K contains statements that may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning our operations and business environment, which are difficult to predict and may be beyond our control. Further information concerning issues that could materially affect actual results and performance related to forward-looking statements can be found in our periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of the our Annual Report on Form 10-K.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits.

Exhibit	Description

Exhibit 99.1	Press Release – American Greetings Announces Strategic Alliance with Amscan, Inc.

Exhibit 99.2	Press Release – reporting results for the quarter ended November 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Greetings Corporation
(Registrant)

	By:	/s/ Joseph B. Cipollone
Joseph B. Cipollone, Vice President,
Corporate Controller and
Chief Accounting Officer

Date: December 23, 2009

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